Exhibit 10.1
FIRST AMENDMENT TO
TUTOR PERINI CORPORATION
OMNIBUS INCENTIVE PLAN
THIS FIRST AMENDMENT (this “Amendment”) to the Tutor Perini Corporation Omnibus Incentive Plan (as amended from time to time, the “Plan”), is made and adopted by the Board of Directors (the “Board”) of Tutor Perini Corporation (the “Company”), and effective March 10, 2021 (the “Effective Date”). All capitalized terms used but not otherwise defined herein shall have the respective meanings ascribed to such terms in the Plan.

RECITALS
WHEREAS, the Company has previously adopted, and the Company’s stockholders have previously approved, the Plan;
WHEREAS, pursuant to Section 16 of the Plan, the Board may, at any time, amend the Plan, with certain amendments not herein applicable subject to approval by the Company stockholders entitled to vote at a meeting of stockholders; and
WHEREAS, the Board believes it is in the best interests of the Company and its stockholders to amend the Plan to eliminate the $6 million annual limit on cash payments made to any participant in any calendar year under a Performance Awards granted under the Plan on or after the Effective Date.
NOW, THEREFORE, BE IT RESOLVED, that the Plan is hereby amended as follows:

AMENDMENT
1.Section 10 (g) of the Plan is hereby deleted in its entirety, and replaced with the following heading: “Reserved.”
2.This Amendment shall be and is hereby incorporated into and forms a part of the Plan.
3.Except as expressly provided herein, all terms and conditions of the Plan shall continue in full force and effect.